INFOLINX COMMUNICATIONS LTD.
1450 – 1075 West Georgia Street
Vancouver, BC V6E 3C9

January 29th, 2004

SaskTel
11th Floor
2121 Saskatchewan Drive
Regina, Saskatchewan
S4P 3Y2

Attention: Brian Eltom, Director of Marketing and Business Development Digital Interactive Video

Dear Sirs:

Re: Local Business Directory (the "Directory") for Interactive Television

On behalf of InfoLinx Communications Ltd. ("**InfoLinx**"), I am pleased to extend to you the following offer for your consideration. When countersigned by you, the following will constitute our letter of intent outlining the general terms for the proposed joint venture between InfoLinx and SaskTel ("SaskTel") to develop, test and implement the Directory for use by SaskTel subscribers and viewers (together, "Subscribers") via interactive television.

1. **Statement of Purpose.** InfoLinx will integrate its network hardware (the "InfoLinx Network") into SaskTel's digital TV plant (the "Platform") in order to implement the Directory for use by Subscribers in an interactive environment.

2. **SaskTel Commitments**. In order to permit InfoLinx to integrate the InfoLinx Network into the Platform, SaskTel will:

   (a) grant access to its network in order for InfoLinx to integrate its servers into the Platform;

   (b) provide InfoLinx with a reasonable amount of space located in one of SaskTel's buildings for its InfoLinx Network equipment. Physical access to these facilities will be granted during normal business hours (Monday to Friday, 8:00 am to 4:47 pm) subject to compliance with SaskTel security practises and procedures;

(c) grant access to the Max Interactive service, in order for InfoLinx to provide the necessary interactive television services to Subscribers using the Directory;

(d) promote the Directory and InfoLinx's services to Subscribers and to current and potential advertisers;

(e) provide the Directory to the Subscribers at no additional charge and without requiring Subscribers to subscribe or pay for separate internet access, and

(f) provide InfoLinx with such information and material as is reasonably necessary for InfoLinx to fulfil its obligations with respect to the Directory and to gain necessary statistical information about the Subscribers, provided that SaskTel will not be required to disclose information about its Subscribers in contravention of applicable privacy laws and regulation or other legal requirements to which SaskTel is subject.

3. **InfoLinx Commitments**. In order to fulfil its obligations with respect to the directory, InfoLinx will:

(a) develop the Directory so that it has a user friendly interface for Subscribers;

(b) enter into agreements with third parties to develop and maintain the Directory content; and

(c) enter into agreements with one or more designated advertising firms (the "Sales Agency") whereby such firms will secure advertisements for the Directory from companies and businesses.

4. **Partnership Description**. InfoLinx will work with SaskTel to develop the InfoLinx content channel to run on the SaskTel Max Interactive Television Network. Both parties agree to the following:

(a) InfoLinx will license to SaskTel the intellectual property rights (including, without limitation, copyright and trademarks) required to manage and deliver InfoLinx developed content on the Max Interactive service owned and operated by SaskTel.

(b) InfoLinx and SaskTel will co-ordinate efforts so the availability of such content to Max customers is mutually agreed upon.

(c) At such a time as the InfoLinx channel generates revenue, InfoLinx will pay a fee to SaskTel equivalent to 30% of gross revenues less 15% sales costs, as compensation for broadcasting the channel on SaskTel's Max service in Saskatchewan.

(d) Additionally, InfoLinx will pay to SaskTel a fee based on the gross revenues generated by other InfoLinx Telecom customers located in Western Canada. For purposes of this agreement, Western Canada shall be deemed to include British Columbia, Alberta, Saskatchewan and Manitoba. InfoLinx shall charge its Telecom customers an Affiliation Fee equivalent to 7% of gross revenues generated through use of the InfoLinx system. The first 1% of this Affiliation Fee will be dedicated to National advertising while the remaining 6% will be split one-third/two-thirds between SaskTel and InfoLinx. If for any reason, the Telecom customer should negotiate a reduced Affiliation Fee, then the 1% dedicated to National Advertising will remain constant while the one-third/two-third split of the remaining percentage will accrue to SaskTel/InfoLinx. In addition, utilizing the same formula, InfoLinx will pay to SaskTel one third of any Affiliation Fee earned by way of other new Telecom customers introduced to InfoLinx by SaskTel who deploy the InfoLinx channel. These fees will be payable to SaskTel indefinitely into the future, irregardless of SaskTel's continued use of the InfoLinx service for their own customers.

5. **Product Definition and Delivery**. The InfoLinx offering is an evolving product that will consist of the following.

(a) A working application of the InfoLinx channel on the Max network. The channel will be built in a modular fashion, allowing for the individual categories to be launched one at a time.

(b) Onscreen presence and exposure. The InfoLinx logo will appear on the pages in the Max Portal that Subscribers will use to access the service provided by InfoLinx. These pages will be mutually agreed upon by SaskTel and InfoLinx.

(c) A test market will be conducted utilizing SaskTel's existing test bed of customers. Upon establishing that the product works satisfactorily as agreed upon by both SaskTel and Infolinx, the InfoLinx channel will be offered to all Max Subscribers in Regina. Once deemed a success in Regina as agreed upon by both SaskTel and InfoLinx, the InfoLinx channel will be rolled out to all Max markets.

(d) Varying alphabetised directories that will be offered free to Subscribers.

(e) The same alphabetised directories will also be offered free to advertisers until such a time as it may be deemed appropriate by both InfoLinx and its designated Sales Agency, that the categories could be supported by advertising, at which time Subscribers will continue to receive the service for free when subscribing to Max but advertising will be sold at rates to be determined by the designated Sales Agency.

(f) All Directory Templates/Consoles

(g) All logos and other InfoLinx trade marks

(h) A server that will store and broadcast channel content and allow InfoLinx to make changes to directory content as needed.

(i) National Advertising and promotion.

(j) Marketing and administration expertise to help get the InfoLinx operation up and running successfully and encourage Max subscription uptake and adoption by Max Subscribers.

6. **Categories**. There are currently six InfoLinx categories which may be customised to fit a particular market. Categories include:

   (a) Entertainment/Community Events, offering free community events listings and entertainment venue seating plans as well as horoscopes and other useful related items;

   (b) ColorClassifieds, offering private party "picture" classified ads in many of the same categories as newspapers;

   (c) Telepages, where each and every business in the marketplace will receive a free listing;

   (d) Real Estate/Resorts, where items will be categorised by geographic area and price;

   (e) Shopping/Fashion, where serious shoppers will find maps to shopping areas and malls;

   (f) Sports/Leisure, where sports enthusiasts will find maps, venue seating plans and team schedules.

7. **First Right of Refusal**. Direct West will be given the first right of refusal to be the exclusive Sales Agency in any market where SaskTel offers the Max service.

8. **Advertising Rates**. As between the parties, InfoLinx will have sole discretion with respect to all rates and costs charged to advertisers for Directory advertising.

9. **Allocation of Advertising Revenue**. Revenue from the Directory within Saskatchewan will be derived solely from monies ("Advertising Revenue") paid to InfoLinx by advertisers. All such revenue will be allocated as follows:

   (a) an amount up to 15% of the aggregate Advertising Revenue will be retained by the designated Sales Agency as a sales and administration fee; and

(b) the balance of the Advertising Revenue will be allocated as to 70% to InfoLinx and 30% to SaskTel.

For the purposes of clarification, "Revenue" for the purpose of this Section 9 does not include Affiliation Fees as that term is defined in Section 4(d).

10. **Marketing**. SaskTel agrees to allocate a portion of the advertising budget used for Max to promote InfoLinx. SaskTel agrees that it will include InfoLinx in promotional material designed to promote the Max product offering. Such promotional material will include printed documents such as brochures, videos and web portals.

11. **Ownership of Confidential Information.** Each party (in each case, the "Recipient") acknowledges that, as a consequence of undertaking the transactions contemplated by this letter of intent, it will have access to, will receive and will use confidential and proprietary information, data, hardware, software and other intellectual property (collectively, "Confidential Information") of the other party (in each case, the "Discloser"). Without limitation, Confidential Information of SaskTel includes all SaskTel Subscriber information and any information that may be personal information as that term is defined in *The Freedom of Information and Protection of Privacy Act* of Saskatchewan as amended from time to time. In consideration for the Discloser granting the Recipient the privilege of access to, receipt of and use of Confidential Information of the Discloser, the Recipient hereby acknowledges and agrees that, as between the parties, the Discloser is the owner or authorized licensee (as the case may be) of rights in and to its Confidential Information, notwithstanding the disclosure to or use by the Recipient and notwithstanding any integration or combination of such Confidential Information with the Confidential Information or other property or business of the Recipient, whether or not pursuant to the transactions contemplated by this letter of intent.

12. **Covenants Respecting Confidential Information**. Also for the consideration for the Discloser granting the Recipient the privilege of access to, receipt of and use of Confidential Information of the Discloser, the Recipient hereby covenants:

(a) to keep all Confidential Information of the Discloser to which access is granted to or obtained by the Recipient in strictest confidence and not to disclose or permit disclosure of all or any portion of such Confidential Information to any person, firm, corporation, business or other entity, except as otherwise expressly permitted herein or with the prior written authorization of the Discloser;

(b) without prejudice to the generality of paragraph (a), to exercise a degree of care in protecting the confidentiality of the Confidential Information of the Discloser that is at least equivalent to that which the Recipient uses to protect its own information of like sensitivity and importance, but in any event not less than a reasonable degree of care;

(c) not to use all or any portion of the Confidential Information of the Discloser in any way which may be reasonably considered as detrimental to the Discloser;

(d) to use the Confidential Information of the Discloser only as necessary in connection with the development, testing and implementation of the Directory in the manner contemplated by this letter of intent and for no other purpose unless expressly authorized in writing by the Discloser;

(e) not to copy or otherwise reproduce or duplicate all or any portion of the Confidential Information of the Discloser without the prior written authorization of the Discloser, which authorization may be unreasonably withheld;

(f) to permit access to or use of the Confidential Information of the Discloser only to such of the Recipient's directors, officers, employees, agents and subcontractors (as the case may be) as need such access or use in connection with the fulfilment of their regular duties with the Recipient;

(g) not to permit any director, officer, employee, subcontractor, agent or representative of any nominee corporation for them or any other party receiving Confidential Information of the Discloser on their behalf to disclose or permit disclosure of such information to any person, firm, corporation, business or other entity for any purpose, except as expressly authorized hereby or in writing by the Discloser;

(h) to promptly advise the Discloser in writing if any unauthorized use or disclosure or any anticipated use or disclosure of all or any portion of the Confidential Information of the Discloser comes to the Recipient's attention and to take all reasonable steps to stop such unauthorized or anticipated use or disclosure; and

(i) to return all Confidential Information of the Discloser, together with any copies thereof, to the Discloser immediately upon demand.

13. **Exception.** Notwithstanding Section 12 of this letter of intent, the Recipient may disclose all or any part of the Confidential Information of the Discloser as it may be required by law or pursuant to an order of a court of competent jurisdiction.

14. **Non-Binding Nature**. Except as set forth in Section 17, this letter of intent does not constitute a legally binding agreement between the parties. Upon execution of this letter of intent by both parties, the parties will instruct their legal counsel to prepare formal agreements ("Agreements") to consummate the transactions contemplated by this letter of intent, which agreements will contain the terms and provisions set forth herein as well as other terms and conditions customary in such transactions or as counsel may recommend. The parties will use their good faith efforts to negotiate the terms of such agreements in a manner that is consistent with the intent of the parties expressed in this letter of intent.

15. **Term.** The initial term of this Letter of Intent will be for a period of 1 year after the execution hereof. The initial term may be extended upon mutual agreement of the parties. SaskTel shall have the ability to terminate this Letter of Intent prior to expiry of the initial term if at the end of the market test specified in Section 5(c) hereof, if SaskTel reasonably determines either that that market test has not been a success or the Infolinx channel product is not something that will be of interest to SaskTel Max service Subscribers generally.

16. **Standstill.** In consideration for InfoLinx expending time and effort and in incurring costs in connection with the transactions contemplated by this letter of intent, SaskTel agrees that, upon its execution of this letter of intent, it will not initiate any discussions or negotiations with any other person, firm, corporation, business or other entity in connection with any technology that is similar in technical specifications, design content or system concept to the Directory for 180 days after its execution of this letter of intent.

17. **Non-Disclosure.** Except as provided in this Section, the parties agree not to disclose the existence or the terms of this letter of intent to any third party other than their professional advisers without the prior written consent of the other party, which consent may be unreasonably withheld. InfoLinx will have the right to disclose the existence of this letter of intent and/or any of the terms thereof on a confidential basis to potential Ad Firms, potential advertisers and company investors. Either party shall have the right to disclose the existence of this Letter of intent and/or any of its terms where required by law or pursuant to the order of any court or regulatory agency having jurisdiction over the disclosing party.

18. **Binding Provisions.** Notwithstanding any other provision of this letter of intent, the parties hereby agree that the provisions of Sections 11, 12, 13, 16, 17, 18 and 19 of this letter of intent are binding upon them and are enforceable against them in accordance with their terms.

19. **Costs and Expenses.** Each party will bear its own expenses in connection with the negotiation and execution of this letter of intent and the documents and agreements contemplated hereby, including, without limitation, the costs and expenses of all professional advisors.

20. **Counterparts and Electronic Means.** This letter of intent may be executed in two or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. Either party may deliver an executed copy of this letter of intent to the other by facsimile transmission or by other means of electronic communication capable of producing a printed copy.

Please indicate your acceptance of the terms of this letter of intent by signing and faxing a complete copy of this letter of intent to InfoLinx to my attention at 604.990.9342.

Yours truly,

INFOLINX COMMUNICATIONS LTD.

Per: _____________________________________
Matthew Jones, President

ACCEPTANCE AND AGREEMENT

The undersigned, **SaskTel**, hereby acknowledges the general terms contained in this letter of intent and hereby agrees to the provisions of Sections 11, 12, 13, 16, 17, 18 and 19 of this letter of intent.

DATED January 29, 2004.

SaskTel

Per: _____________________________________
Brian Eltom, Director of Marketing and Business Development, Digital Interactive Video

THIS IS PAGE 8 OF 8 OF A LETTER OF INTENT DATED JANUARY 29TH, 2004 BETWEEN INFOLINX COMMUNICATIONS LTD. AND SASKTEL.